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                        [GRAPHIC OMITTED: JPMorgan LOGO]

                               JPMORGAN CHASE BANK
                           717 TRAVIS, 6TH FLOOR NORTH
                              HOUSTON, TEXAS 77002

                                 August 21, 2003

American Business Credit, Inc.
Homeamerican Credit, Inc.
American Business Mortgage Services
Tiger Relocation Company
ABFS Residual 2002, Inc.
American Business Financial Services, Inc.
BalaPointe Office Centre
111 Presidential Boulevard, Suite 215
Bala Cynwyd, Pennsylvania 19004

Attention:  Mr. Jeff Ruben, Executive Vice President

         Re:  Waiver of Specified Event of Default

Ladies and Gentlemen:

         American Business Credit, Inc., Homeamerican Credit, Inc., American Business Mortgage Services, Tiger Relocation Company and ABFS Residual 2002, Inc. (the "Companies") and JPMorgan Chase Bank ("Chase"), as a lender and as agent and representative of the lenders (Chase currently being the only lender) party thereto from time to time (in that capacity, the "Agent") executed the 3/02 Senior Secured Credit Agreement dated as of March 15, 2002 (as supplemented, amended or restated, the "Current Credit Agreement"). Each capitalized term used in this letter that is defined in the Current Credit Agreement and not defined differently here has the same meaning here as there.

         The Companies have advised the Agent that ABFS Financial Services, Inc. (the "Parent") has recorded a loss that resulted in its GAAP Net Worth (on a consolidated basis with its subsidiaries) being less than the Sixty-five Million Dollars ($65,000,000) specified in Section 11.10 of the Current Credit Agreement.

         The Lender and the Agent hereby temporarily waive the Event of Default resulting from the fact that the GAAP Net Worth of the Parent (on a consolidated basis with its Subsidiaries) was less than Sixty-five Million Dollars ($65,000,000) on June 30, 2003; provided that such waiver shall be effective only during the period from August 21, 2003 to 5:00 PM, Houston time, on September 30, 2003. This waiver shall in no event be effective for any time after 5:00 PM, Houston time, on September 30, 2003 as to the Specified Event of Default, or effective at all for or with respect to any other Default or Event of Default.


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American Business Credit, Inc. and named Affiliates
August 21, 2003
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         The Lender and the Agent reserve all of their rights and remedies under the Credit Documents with respect to any Default or Event of Default other than the Specified Event of Default.

         The Lender and the Agent also reserve all of their rights and remedies under the Credit Documents with respect to the Specified Event of Default if and to the extent that the Parent's GAAP Net Worth is still less than Sixty-five Million Dollars ($65,000,000) at or after 5:00 PM, Houston time, on September 30, 2003, which, if then true, will be an unwaived Event of Default under the Current Credit Agreement, and the Agent and the Lender will be free to exercise their remedies in respect of such Event of Default provided in the Current Credit Agreement and by applicable Laws.

                                             Very truly yours,

                                             JPMORGAN CHASE BANK



                                             By:    /s/ Michael W. Nicholson
                                                    ---------------------------
                                             Name:  Michael W. Nicholson
                                                    ---------------------------
                                             Title: Senior Vice President
                                                    ---------------------------